Exhibit 99.1

News Release
USA Compression Partners, LP
100 Congress Avenue, Suite 450
Austin, Texas 78701
usacompression.com

USA Compression Partners, LP Reports First Quarter 2019 Results;  Confirms 2019 Outlook

AUSTIN, Texas, May 7, 2019 —USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for the first quarter 2019.

First Quarter 2019 Highlights

•	Total revenues were $170.7 million.
•	Net income was $6.6 million.
•	Net cash provided by operating activities was $47.8 million.
•	Adjusted EBITDA was $101.4 million.
•	Distributable Cash Flow was $54.9 million.
•	Announced cash distribution of $0.525 per common unit.
•	Distributable Cash Flow Coverage was 1.16x.
•	Cash Coverage was 1.16x.

“The first quarter represented a great start to the year for USA Compression. Having now owned the CDM assets for a full 12 months, we’ve successfully completed the integration and continue to see the benefits from the combination as we operate the combined company across our diverse geographical footprint,” commented Eric D. Long, USA Compression’s President & Chief Executive Officer. “We experienced an increase in both utilization and pricing to near record levels, reflecting continued strong market dynamics and our focus on high-quality customers operating in active regions. Continued strong operating margins - Gross Operating Margin Percentage of 66.6% and Adjusted EBITDA Percentage of 59.4% - demonstrate the stability of our large horsepower-focused business model and reflect the successful achievement of the full cost synergies we expected with the CDM transaction.”

He continued, “The market dynamics from which we’ve benefitted over the last several quarters have continued through the first quarter and into the second quarter. U.S. natural gas production is strong, as is the demand for that natural gas, both domestically and abroad, which is driving the demand for our compression services. We remain focused on deploying capital in a prudent manner which, combined with attractive margins, should keep USA Compression positioned well within our industry. Our commitments for new large horsepower deliveries for the remainder of 2019 are approximately 103,000 horsepower, allowing us to meet customer demand without any planned equity issuance. The remainder of the year looks to continue many of the positive macro trends we have been experiencing lately.”

Expansion capital expenditures were $33.0 million, maintenance capital expenditures were $6.9 million and cash interest expense, net was $27.2 million for the  first quarter of 2019.

On April  18, 2019, the Partnership announced a first quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit.  The distribution will be paid on May 10, 2019 to common unitholders of record as of the close of business on April  29, 2019.  For the first quarter of 2019, the Partnership’s Distributable Cash Flow Coverage Ratio was 1.16x and Cash Coverage Ratio was 1.16x.

On April 2, 2018, the Partnership completed the acquisition of the CDM compression business (the “USA Compression Predecessor”) from Energy Transfer Partners, L.P., now Energy Transfer Operating, L.P. (the “CDM Acquisition”), and Energy Transfer Equity, L.P., now Energy Transfer LP, completed the acquisition of the Partnership’s general partner, USA Compression GP, LLC (collectively, the “Transactions”).

For accounting purposes, the USA Compression Predecessor is the acquirer in the business combination because its ultimate parent company obtained control of the Partnership through the acquisition of the Partnership’s general partner. Accordingly, any financial and operational results provided by the Partnership in filings subsequent to the closing of the Transactions will reflect (i) the financial and operational results of the USA Compression Predecessor for all periods prior to the closing of the Transactions and (ii) the financial and operational results of the combined businesses, including the impact of the Transactions, for all periods subsequent to the closing of the Transactions. Therefore, the first quarter 2019 results are not comparable to certain prior periods.

Operational and Financial Data

	Three Months Ended
	March 31,	December 31,
	2019	2018
Operational Data
Fleet Horsepower (at period end)	3,619,898	3,597,097
Revenue Generating Horsepower (at period end)	3,293,903	3,262,470
Average Revenue Generating Horsepower	3,280,601	3,274,201
Revenue Generating Compression Units (at period end)	4,595	4,753
Horsepower Utilization (at period end) (1)	94.5%	94.0%
Average Horsepower Utilization (for the period) (1)	94.2%	93.8%

Financial Data ($ in thousands, except per horsepower data)
Revenue	$170,746	$171,977
Average Revenue Per Revenue Generating Horsepower Per Month (2)	$16.45	$16.42
Net income	$6,587	$10,185
Operating income	$35,528	$36,567
Net cash provided by operating activities	$47,769	$93,140
Gross Operating Margin (3)	$113,721	$116,430
Gross Operating Margin Percentage	66.6%	67.7%
Adjusted EBITDA (3)	$101,377	$103,256
Adjusted EBITDA Percentage	59.4%	60.0%
Distributable Cash Flow (3)	$54,852	$56,421

(1)

Horsepower utilization is calculated as (i) the sum of (a) revenue generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract, not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.

Horsepower utilization based on revenue generating horsepower and fleet horsepower at March 31, 2019 and December 31, 2018 was 91.0% and 90.7%, respectively.

Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 90.8% and  91.0% for the three months ended March 31, 2019 and December 31, 2018, respectively.

(2)

Calculated as the average of the result of dividing the contractual monthly rate for all units at the end of each month in the period by the sum of the revenue generating horsepower at the end of each month in the period.

(3)

Gross operating margin, Adjusted EBITDA and Distributable Cash Flow are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.

Liquidity and Long-Term Debt

As of March 31, 2019,  the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of March 31, 2019,  the Partnership had outstanding borrowings under the revolving credit facility of $361.4 million, $1.2 billion of borrowing base availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $492.7 million.  As of March 31, 2019, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2026 and 6.875% senior notes due 2027 was  $725 million and $750 million, respectively.

Full-Year 2019 Outlook

USA Compression is confirming its full-year 2019 guidance as follows:

•	Net income range of $20.0 million to $60.0 million;
•

A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;

•	Adjusted EBITDA range of $380.0 million to $420.0 million; and
•	Distributable Cash Flow range of $180.0 million to $220.0 million.

Conference Call

The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss first quarter 2019 performance.  The call will be broadcast live over the Internet. Investors may participate either by phone or audio webcast.

By Phone:

Dial 800-667-5617 inside the U.S. and Canada at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call.  Investors outside the U.S. and Canada should dial 334-323-0509.  The conference ID for both is 5257016.

A replay of the call will be available through May 17, 2019.  Callers inside the U.S. and Canada may access the replay by dialing 888-203-1112.  Investors outside the U.S. and Canada should dial 719-457-0820.  The conference ID for both is 5257016.

By Webcast:

Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at http://investors.usacompression.com.  Please log in at least 10 minutes in advance to register and download any necessary software.  A replay will be available shortly after the call.

About USA Compression Partners, LP

USA Compression Partners, LP is a growth-oriented Delaware limited partnership that is one of the nation’s largest independent providers of compression services in terms of total compression fleet horsepower. The Partnership partners with a broad customer base composed of producers, processors, gatherers and transporters of natural gas and crude oil. The Partnership focuses on providing compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities and transportation applications.  More information is available at usacompression.com.

Non-GAAP Financial Measures

This news release includes the Non-GAAP financial measures of gross operating margin, Adjusted EBITDA, Distributable Cash Flow,  Distributable Cash Flow Coverage Ratio and Cash Coverage Ratio.

Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis both as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense (benefit).  The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital lease, unit-based compensation expense, severance charges, certain transaction fees, loss (gain) on disposition of assets and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of its financial statements, such as investors and commercial banks, to assess:

•	the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets;
•	the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•	the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•	the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.

Management believes that Adjusted EBITDA provides useful information to investors because, when viewed with GAAP results and the accompanying reconciliations, it provides a more complete understanding of the Partnership’s performance than GAAP results alone. Management also believes that external users of its financial statements benefit from having access to the same financial measures that management uses in evaluating the results of the Partnership’s business.

Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

Gross operating margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes that gross operating margin is useful as a supplemental measure of the Partnership’s operating profitability. Gross operating margin is impacted primarily by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume and per unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units and property tax rates on compression units. Gross operating margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable GAAP financial measure, or any other measure of financial performance presented in accordance with GAAP. Moreover, gross operating margin as presented may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its costs. To compensate for the limitations of gross operating margin as a measure of the Partnership’s performance, management believes that it is important to consider operating income (loss) determined under GAAP, as well as gross operating margin, to evaluate the Partnership’s operating profitability. A reconciliation of gross operating margin to operating income (loss) is provided in this news release.

Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit),  depreciation and amortization expense, unit-based compensation expense, impairment of compression equipment, impairment of goodwill, certain transaction fees, severance charges, loss (gain) on disposition of assets, proceeds from insurance recovery and other, less distributions on the Partnership’s Series A Preferred Units (“Preferred Units”) and maintenance capital expenditures.

Distributable Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, our Distributable Cash Flow as presented may not be comparable to similarly titled measures of other companies.

Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors and others to compare basic cash flows the Partnership generates (after distributions on the Partnership’s Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan (“DRIP”)) to the cash distributions the Partnership expects to pay its common unitholders.

Distributable Cash Flow Coverage Ratio is defined as Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period.   Cash Coverage Ratio is defined as Distributable Cash Flow divided by cash distributions expected to be paid to common unitholders in respect of such period, after taking into account the non-cash impact of the DRIP. Management believes Distributable Cash Flow Coverage Ratio and Cash Coverage Ratio are important measures of operating performance because they allow management, investors and others to gauge the Partnership’s ability to pay cash distributions to common unitholders using the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio and Cash Coverage Ratio as presented may not be comparable to similarly titled measures of other companies.

This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership in its 2019 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.

See “Reconciliation of Non-GAAP Financial Measures” for Adjusted EBITDA reconciled to net income (loss) and net cash provided by operating activities, and net income (loss) and net cash provided by operating activities reconciled to Distributable Cash Flow,  Distributable Cash Flow Coverage Ratio and Cash Coverage Ratio.

Forward-Looking Statements

Some of the information in this news release may contain forward‑looking statements.  These statements can be identified by the use of forward‑looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2019 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward‑looking” information.  You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward‑looking statements can be guaranteed.  When considering these forward‑looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward‑looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward‑looking statements are described in Part I, Item 1A (“Risk Factors”) of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018,  which was filed with the Securities and Exchange Commission on February 19, 2019, and include:

•	changes in general economic conditions and changes in economic conditions of the crude oil and natural gas industries specifically;
•	competitive conditions in the industry;
•	changes in the long-term supply of and demand for crude oil and natural gas;
•	the Partnership’s ability to realize the anticipated benefits of acquisitions and to integrate acquired assets with our existing fleet, including the CDM Acquisition;
•	actions taken by the Partnership’s customers, competitors and third-party operators;
•	the deterioration of the financial condition of our customers;
•	changes in the availability and cost of capital;
•	operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond the Partnership’s control;
•	the effects of existing and future laws and governmental regulations;
•	the effects of future litigation; and
•	other factors discussed in the Partnership’s filings with the Securities and Exchange Commission.

All forward‑looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Contacts:

USA Compression Partners, LP

mailto:mlenox@usacompression.com
Matthew C. Liuzzi Chief Financial Officer 512-369-1624 ir@usacompression.com

mailto:mlenox@usacompression.com

USA COMPRESSION PARTNERS, LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per unit amounts — Unaudited)

	Three Months Ended
	March 31,	December 31,
	2019	2018
Revenues:
Contract operations	$163,976	$163,164
Parts and service	2,684	4,566
Related party	4,086	4,247
Total revenues	170,746	171,977
Cost of operations, exclusive of depreciation and amortization	57,025	55,547
Gross operating margin	113,721	116,430
Other operating and administrative costs and expenses:
Selling, general and administrative	15,995	16,104
Depreciation and amortization	58,924	56,749
Loss on disposition of assets	40	636
Impairment of compression equipment	3,234	6,374
Total other operating and administrative costs and expenses	78,193	79,863
Operating income	35,528	36,567
Other income (expense):
Interest expense, net	(28,857)	(27,252)
Other	20	20
Total other expense	(28,837)	(27,232)
Net income before income tax expense (benefit)	6,691	9,335
Income tax expense (benefit)	104	(850)
Net income	$6,587	$10,185
Less: distributions on Preferred Units	(12,187)	(12,188)
Net loss attributable to common and Class B unitholders’ interests	$(5,600)	$(2,003)

Net income (loss) attributable to:
Common units	$(2,088)	$1,267
Class B Units	$(3,512)	$(3,270)

Weighted average common units outstanding - basic and diluted	90,060	89,993

Weighted average Class B Units outstanding - basic and diluted	6,398	6,398

Basic and diluted net income (loss) per common unit	$(0.02)	$0.01

Basic and diluted net loss per Class B Unit	$(0.55)	$(0.51)

Distributions declared per common unit in respective periods	$0.525	$0.525

USA COMPRESSION PARTNERS, LP

SELECTED BALANCE SHEET DATA

(In thousands, except unit amounts — Unaudited)

March 31, 2019
Selected Balance Sheet Data
Total assets	$3,757,847
Long-term debt, net	$1,808,309
Total partners’ capital	$1,328,642

Common units outstanding	90,157,764

USA COMPRESSION PARTNERS, LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands — Unaudited)

	Three Months Ended
	March 31,	December 31,
	2019	2018
Net cash provided by operating activities	$47,769	$93,140
Net cash used in investing activities	$(34,653)	$(63,814)
Net cash used in financing activities	$(12,988)	$(32,057)

USA COMPRESSION PARTNERS, LP

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES

(In thousands — Unaudited)

The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	March 31,	December 31,
	2019	2018
Net income	$6,587	$10,185
Interest expense, net	28,857	27,252
Depreciation and amortization	58,924	56,749
Income tax expense (benefit)	104	(850)
EBITDA	$94,472	$93,336
Impairment of compression equipment (1)	3,234	6,374
Interest income on capital lease	194	211
Unit-based compensation expense (2)	3,134	849
Transaction expenses for acquisitions (3)	86	61
Severance charges	217	1,789
Loss on disposition of assets	40	636
Adjusted EBITDA	$101,377	$103,256
Interest expense, net	(28,857)	(27,252)
Income tax expense (benefit)	(104)	850
Interest income on capital lease	(194)	(211)
Non-cash interest expense	1,680	1,525
Transaction expenses for acquisitions	(86)	(61)
Severance charges	(217)	(1,789)
Other	14	(800)
Changes in operating assets and liabilities	(25,844)	17,622
Net cash provided by operating activities	$47,769	$93,140

(1)	Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.

(2)

For the three months ended March 31, 2019 and December 31, 2018, unit-based compensation expense included $0.7 million and $0.5 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.3 million and $0, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense was related to non-cash adjustments to the unit-based compensation liability.

(3)	Represents certain transaction expenses related to potential and completed acquisitions and other items. The Partnership believes it is useful to investors to exclude these fees.

USA COMPRESSION PARTNERS, LP

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES

(Dollars in thousands — Unaudited)

The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	March 31,	December 31,
	2019	2018
Net income	$6,587	$10,185
Non-cash interest expense	1,680	1,525
Non-cash income tax expense (benefit)	14	(800)
Depreciation and amortization	58,924	56,749
Unit-based compensation expense (1)	3,134	849
Impairment of compression equipment (2)	3,234	6,374
Transaction expenses for acquisitions (3)	86	61
Severance charges	217	1,789
Proceeds from insurance recovery	44	156
Loss on disposition of assets	40	636
Distributions on Preferred Units	(12,187)	(12,188)
Maintenance capital expenditures (4)	(6,921)	(8,915)
Distributable Cash Flow	$54,852	$56,421
Maintenance capital expenditures	6,921	8,915
Changes in operating assets and liabilities	(25,844)	17,622
Transaction expenses for acquisitions	(86)	(61)
Severance charges	(217)	(1,789)
Distributions on Preferred Units	12,187	12,188
Other	(44)	(156)
Net cash provided by operating activities	$47,769	$93,140

Distributable Cash Flow	$54,852	$56,421

Distributions for Distributable Cash Flow Coverage Ratio (5)	$47,333	$47,241

Distributions reinvested in the DRIP (6)	$226	$252

Distributions for Cash Coverage Ratio (7)	$47,107	$46,989

Distributable Cash Flow Coverage Ratio	1.16	1.19

Cash Coverage Ratio	1.16	1.20

(1)

For the three months ended March 31, 2019 and December 31, 2018, unit-based compensation expense included $0.7 million and $0.5 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.3 million and $0, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense was related to non-cash adjustments to the unit-based compensation liability.

(2)	Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.

(3)	Represents certain transaction expenses related to potential and completed acquisitions and other items. The Partnership believes it is useful to investors to exclude these fees.

(4)

Reflects actual maintenance capital expenditures for the period presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.

(5)	Represents distributions to the holders of the Partnership’s common units as of the record date.

(6)	Represents distributions to holders enrolled in the DRIP as of the record date.

(7)	Represents cash distributions declared on the Partnership’s common units not participating in the DRIP for each period.

USA COMPRESSION PARTNERS, LP

FULL-YEAR 2019 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE

RECONCILIATION TO NET INCOME

(Unaudited)

Guidance
Net income	$20.0 million to $60.0 million
Plus: Interest expense	$127.5 million
Plus: Depreciation and amortization	$222.0 million
Plus: Income tax expense	$0.5 million
EBITDA	$370.0 million to $410.0 million
Plus: Interest income on capital lease	$0.5 million
Plus: Unit-based compensation expense	$9.5 million
Adjusted EBITDA	$380.0 million to $420.0 million
Less: Cash interest expense	$125.5 million
Less: Current income tax expense	$0.5 million
Less: Maintenance capital expenditures	$25.0 million
Less: Distributions on Preferred Units	$49.0 million
Distributable Cash Flow	$180.0 million to $220.0 million